LianBio Announces President and Chief Strategy Officer Departure

Shanghai and Princeton, N.J., December 13, 2022 - LianBio (Nasdaq: LIAN), a biotechnology company dedicated to bringing innovative medicines to patients in China and other major Asian markets, today announced that Debra Yu, M.D., LianBio’s President and Chief Strategy Officer, has resigned from the Company, effective January 1, 2023, to pursue other business and professional interests and opportunities. To facilitate her transition, Dr. Yu entered into a consulting agreement with LianBio effective January 1, 2023, through June 30, 2023. Dr. Yu joined the Company when LianBio was first established in 2019. She has been a valued member of LianBio’s executive team and an integral part of LianBio’s transformation from an early-stage startup into a late clinical stage biotechnology company.

“We thank Debra for her many contributions to LianBio, and recognize the legacy she leaves behind,” said Yizhe Wang, Ph.D., Chief Executive Officer of LianBio. “The LianBio team wishes her the best in all her future endeavors. Since our founding, we have made significant progress advancing our mission to bring innovative medicines to patients in China. The strong foundation Debra helped build positions LianBio well for continued success.”

About LianBio
LianBio is a cross-border biotechnology company on a mission to bring transformative medicines to patients in China and other Asian markets. Through partnerships with highly innovative biopharmaceutical companies around the world, LianBio is advancing a diversified portfolio of clinically validated product candidates with the potential to drive new standards of care across cardiovascular, oncology, ophthalmology, inflammatory disease and respiratory indications. LianBio is establishing an international infrastructure to position the company as a partner of choice with a platform to provide access to China and other Asian markets. For additional information, please visit the company’s website at www.lianbio.com.

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements. The words “expect,” “approximate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements concerning the Company’s plans and expectations and its position for continued organizational growth. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s ability to successfully initiate and conduct its planned clinical trials and complete such clinical trials and obtain results on its expected timelines, or at all; the Company’s plans to leverage data generated in its partners’ global registrational trials and clinical development programs to obtain regulatory approval and maximize patient reach for its product candidates; the Company’s ability to identify new product candidates and successfully acquire such product candidates from third parties; competition from other biotechnology and pharmaceutical companies; general market conditions; the impact of changing laws and regulations and those risks and uncertainties described in LianBio’s filings with the U.S. Securities and Exchange Commission (SEC), including LianBio’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and LianBio specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers should not rely upon this information as current or accurate after its publication date.

For investor inquiries, please contact:
Elizabeth Anderson, VP Communications and Investor Relations
E: elizabeth.anderson@lianbio.com
T: (646) 655-8390

For media inquiries, please contact:
Josh Xu, Director of Communications
E:  josh.xu@lianbio.com
T:  +86 136 6140 8315

Katherine Smith, Evoke Canale
E: katherine.smith@evokegroup.com
T: (619) 849-5378